EXHIBIT 99.1

For Immediate Release

WM Announces Fourth Quarter and Full-Year 2022 Earnings
Full-Year Results Delivered Double-Digit Growth in Income from Operations, Net Income, and Diluted Earnings Per Share	FOR MORE INFORMATION

Houston — Jan. 31, 2023 — Waste Management, Inc. (NYSE: WM) today announced financial results for the quarter and year ended December 31, 2022.	Waste Management

	Three Months Ended				Year Ended				Web site
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021		www.wm.com
	(in millions, except per share amounts)				(in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	Analysts Ed Egl
									713.265.1656
Revenue	$4,935	$4,935	$4,678	$4,678	$19,698	$19,698	$17,931	$17,931	eegl@wm.com

Income from Operations	$765	$814	$718	$739	$3,365	$3,474	$2,965	$3,033	Media
									Toni Werner
Operating EBITDA(b)	$1,310	$1,359	$1,228	$1,249	$5,403	$5,512	$4,964	$5,032	media@wm.com

Operating EBITDA Margin	26.5%	27.5%	26.3%	26.7%	27.4%	28.0%	27.7%	28.1%
Net Income(c)	$499	$537	$506	$528	$2,238	$2,321	$1,816	$2,046

Diluted EPS	$1.21	$1.30	$1.20	$1.26	$5.39	$5.59	$4.29	$4.84

“In 2022 WM delivered another year of strong financial growth, particularly in our collection and disposal business,” said Jim Fish, WM’s President and Chief Executive Officer. “The collection and disposal business exceeded expectations and overcame high inflation and a tight labor market to deliver double-digit adjusted operating EBITDA growth in both the fourth quarter and for the full year. This translated into total Company adjusted operating EBITDA growth of 8.8% in the fourth quarter and more than 9.5% growth for the full-year.(a) Throughout the year, we also advanced our strategic priorities—enhancing employee engagement, improving our operations through the use of technology, and investing in sustainability leadership and growth.”

Fish continued, “We expect 2023 performance to be driven by another strong year in our collection and disposal business that builds upon our outstanding 2022 results. This robust performance is expected to generate total Company adjusted operating EBITDA growth of 7% at the midpoint of our guidance, which is at the upper end of our long-term operating EBITDA growth expectations.(a) At the same time, we continue to invest in automation technology to further differentiate WM’s service offerings and drive future performance, and we continue to make large investments to grow our sustainability businesses. Today, we published additional information about our multi-year plan for significant investments in our renewable energy and recycling businesses in a supplemental presentation on our website including announcing that we will be hosting a virtual information session for investors on April 5 to provide more insight into these growth plans.”(d)

KEY HIGHLIGHTS FOR THE FOURTH QUARTER AND THE FULL YEAR 2022

Revenue

●	Core price for the fourth quarter of 2022 was 8.1% compared to 5.1% in the fourth quarter of 2021. For the full year, core price was 7.8% in 2022 compared to 4.8% in 2021.(e)

●	Collection and disposal yield was 7.7% in the fourth quarter of 2022 compared to 3.7% in the fourth quarter of 2021. For the full year, collection and disposal yield was 6.7% in 2022 compared to 3.5% in 2021.

●	Total Company volumes decreased 0.7% in the fourth quarter of 2022, or a decline of 0.4% on a workday adjusted basis, compared to an increase of 2.8% in the fourth quarter of 2021, or 2.3% on a workday adjusted basis. For the full year, total Company volumes increased 1.3% in 2022 compared to 2.8% in 2021. There were negligible workday differences for the full year.

●	Collection and disposal volumes decreased 0.5% in the fourth quarter of 2022, or a decline of 0.3% on a workday adjusted basis, compared to an increase of 3.2% in the fourth quarter of 2021, or 2.8% on a workday adjusted basis. For the full year, collection and disposal volumes increased 1.8% in 2022 compared to 3.0% in 2021. There were negligible workday differences for the full year.

Cost Management

●	Operating expenses as a percentage of revenue were 62.7% in the fourth quarter of 2022 compared to 63.2%, or 63.0% on an adjusted basis, in the fourth quarter of 2021. The improvement in this measure was driven by the collection and disposal business where pricing and operating efficiencies worked to overcome inflationary cost pressures. An estimated 100 basis point improvement from collection and disposal operations was partially offset by a 40 basis point impact from higher fuel prices and a 30 basis point impact from our recycling business. For the full year, operating expenses as a percentage of revenue were 62.4% in 2022 compared to 62.0%, or 61.9% on an adjusted basis, in 2021.(a)

●	SG&A expenses were 9.9% of revenue, or 9.8% on adjusted basis, in the fourth quarter of 2022 compared to 10.5%, or 10.3% on an adjusted basis, in the fourth quarter of 2021.(a) For the full year, SG&A expenses were 9.8% of revenue, or 9.6% on an adjusted basis, in 2022 compared to 10.4%, or 10.0% on an adjusted basis, in 2021.(a)

Profitability

●	Total Company adjusted operating EBITDA was $1.36 billion, or 27.5% of revenue, for the fourth quarter of 2022, compared to $1.25 billion, or 26.7% of revenue for the fourth quarter of 2021. For the full year 2022, operating EBITDA was $5.51 billion, or 28.0% of revenue, compared to $5.03 billion, or 28.1% of revenue for the full year 2021.

●	Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $1.55 billion, or 31.2% of revenue, for the fourth quarter of 2022, compared to $1.39 billion, or 30.8% of revenue, for the fourth quarter of 2021. For the full year 2022, operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $6.07 billion, or 31.4% of revenue, compared to $5.52 billion, or 31.6% of revenue for the full year 2021.

●	In the fourth quarter of 2022, operating EBITDA in WM’s recycling business decreased by $51 million compared to the fourth quarter of 2021. For the full year, operating EBITDA in the Company’s recycling business decreased by $59 million compared to 2021. The decline in both periods was primarily driven by a sharp decline in market prices for recycled commodities in the fourth quarter and persistent inflationary pressures on operating costs, particularly for labor at non-automated facilities, throughout the year.

●	In the fourth quarter of 2022, operating EBITDA in the Company’s renewable energy business declined $5 million compared to the fourth quarter of 2021. For the full year, operating EBITDA in the Company’s renewable energy line of business increased by $19 million compared to 2021 driven by improved pricing for electricity and renewable natural gas.

Free Cash Flow & Capital Allocation

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in millions)		(in millions)

Net cash provided by operating activities	$1,049	$991	$4,536	$4,338

Capital expenditures, excluding sustainability growth investments	(623)	(571)	(2,026)	(1,665)

Proceeds from divestitures of businesses and other assets, net of cash divested	9	26	27	96

Free cash flow without sustainability growth investments(a)	435	446	2,537	2,769
Capital expenditures – sustainability growth investments	(239)	(203)	(561)	(239)

Free Cash Flow(a)	$196	$243	$1,976	$2,530

●	During the fourth quarter of 2022, $705 million was returned to shareholders, including $439 million of share repurchases and $266 million of cash dividends. For the full year 2022, $2.58 billion was returned to shareholders, including $1.5 billion of share repurchases and $1.08 billion of cash dividends.

2023 OUTLOOK

Revenue Growth & Profitability

●	Total Company revenue is expected to grow between 4% and 5.5%, which includes organic revenue growth from the collection and disposal business, excluding fuel, of approximately 5.5%. The Company’s disciplined pricing programs are expected to result in core price of between 6.5% and 7.0% and collection and disposal yield approaching 5.5%. Collection and disposal volume is expected to be flat to 2022.

●	Total company adjusted operating EBITDA is expected to be in the range of $5.825 to $5.975 billion for the full year, compared to $5.512 billion in 2022, which is an increase of about $390 million at the midpoint of the range.(a)

●	Adjusted operating EBITDA in the Company’s recycling business is expected to decline approximately $40 to $50 million when compared to the full year 2022. An expected decline in recycled commodity prices is the primary driver of the decrease in operating EBITDA.(a)(f)

●	Adjusted operating EBITDA in the Company’s renewable energy business is expected to decline approximately $30 to $50 million when compared to the full year 2022. An expected decline in market prices for electricity and renewable fuel standard credits are the primary drivers of the decrease in operating EBITDA.(a)(f)

Free Cash Flow & Capital Allocation

●	WM expects to spend in the range of $2.0 to $2.1 billion on capital expenditures to support its normal business activities.

●	As outlined in today’s supplemental presentation, WM intends to invest approximately $980 million for capital expenditures on high-return growth projects in its recycling and renewable energy businesses. Additionally, the Company expects to invest about $125 million of capital expenditures to develop infrastructure to grow its plastic film recycling business.

●	Free cash flow before these targeted sustainability and automation focused capital investments is projected to be between $2.6 and $2.7 billion. Free cash flow is projected to be between $1.5 and $1.6 billion including the sustainability growth investments.(a)

●	The Board of Directors has indicated its intention to increase the annual dividend by $0.20 per share to $2.80, increasing estimated annual dividends paid to shareholders to $1.1 billion. This will be the 20th consecutive year of increases in the Company’s per share dividend. The Board of Directors must separately approve and declare each dividend.

●	In December 2022, the Board of Directors refreshed the Company’s share repurchase authorization, providing for the repurchase of up to $1.5 billion of the Company’s common stock, signaling confidence in the Company’s cash flow outlook and financial position.

“Our 2022 results established a strong foundation for continued growth in 2023. We expect operational efficiencies and management of discretionary costs, combined with our revenue growth, to deliver 40-80 basis points of adjusted operating EBITDA margin expansion in 2023,” Fish continued.(a) “Our operating EBITDA growth is again expected to generate significant cash from operations, positioning us to step up our level of investment in sustainability growth opportunities while continuing to return cash to our shareholders through our recently announced 7.7% increase in the planned dividend rate for the year ahead and refreshed share repurchase authorization.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d)	The Company may announce information using SEC filings, press releases, public conference calls, webcasts, and the investors.wm.com page of its website. It is possible that information posted on such website (including the supplemental presentation referenced in this press release) could be deemed to be material information, and management encourages investors, other stakeholders and the media to review the information posted to its website. Except to the extent explicitly stated otherwise, documents and information on the Company’s website are not incorporated herein by reference.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	The Company’s 2023 outlook includes an average recycled commodity price of about $70 per ton in 2023, a year-over-year decline of more than 30%. In the renewable energy business, the Company expects an average value of renewable fuel standard credits of approximately $2.30, a year-over year decline of more than 25%; an average natural gas price of about $3.60 per MMBtu, a year-over-year decline of nearly 40%; and an average electricity price of about $70 per megawatt hour, a year-over-year decline of about 5%.

The Company will host a conference call at 10 a.m. ET on February 1, 2023 to discuss the fourth quarter and full-year 2022 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants must register to obtain their dial in and passcode details. This new, streamlined process improves security and eliminates wait times when joining the call.

ABOUT WM

WM (WM.com) is North America's largest comprehensive waste management environmental solutions provider. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial reuse of landfill gas, with a growing network of renewable natural gas plants and the most gas-to-electricity plants in North America. WM's fleet includes nearly 11,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America – where more than half are fueled by renewable natural gas. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

FORWARD-LOOKING STATEMENTS

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to, all statements under the heading “2023 Outlook”, as well as all statements regarding future performance or financial results of our business; execution of strategic priorities; future capital expenditures, investments and results and returns from such expenditures and investments; future cost structure, cost management and operational efficiencies; results from pricing programs; future market conditions and prices; future dividends and share repurchases; future cash generation; and future sustainability growth opportunities and efforts. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions; environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy and ESG performance and disclosure; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage and labor related regulations; disruption and costs resulting from extreme weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives; public health risk, increased costs and disruption due to a COVID-19 resurgence or similar pandemic conditions; macroeconomic conditions, geopolitical conflict and market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; weakness in general economic conditions and capital markets, including potential for an economic recession; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K and subsequent Form 10-Qs, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted operating expenses, adjusted SG&A expenses, and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow for 2023. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future operating EBITDA is anticipated to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating revenues	$4,935	$4,678	$19,698	$17,931
Costs and expenses:
Operating	3,093	2,955	12,294	11,111
Selling, general and administrative	487	492	1,938	1,864
Depreciation, depletion and amortization	545	510	2,038	1,999
Restructuring	—	2	1	8
(Gain) loss from divestitures, asset impairments and unusual items, net	45	1	62	(16)
	4,170	3,960	16,333	14,966
Income from operations	765	718	3,365	2,965
Other income (expense):
Interest expense, net	(109)	(83)	(378)	(365)
Loss on early extinguishment of debt, net	—	—	—	(220)
Equity in net losses of unconsolidated entities	(18)	(2)	(67)	(36)
Other, net	5	9	(2)	5
	(122)	(76)	(447)	(616)
Income before income taxes	643	642	2,918	2,349
Income tax expense	143	136	678	532
Consolidated net income	500	506	2,240	1,817
Less: Net income (loss) attributable to noncontrolling interests	1	—	2	1
Net income attributable to Waste Management, Inc.	$499	$506	$2,238	$1,816
Basic earnings per common share	$1.22	$1.21	$5.42	$4.32
Diluted earnings per common share	$1.21	$1.20	$5.39	$4.29
Weighted average basic common shares outstanding	409.2	417.9	412.8	420.4
Weighted average diluted common shares outstanding	411.5	420.6	415.0	422.9

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$351	$118
Receivables, net	2,752	2,546
Other	448	405
Total current assets	3,551	3,069
Property and equipment, net	15,719	14,419
Goodwill	9,323	9,028
Other intangible assets, net	827	898
Other	1,947	1,683
Total assets	$31,367	$29,097
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,980	$3,374
Current portion of long-term debt	414	708
Total current liabilities	4,394	4,082
Long-term debt, less current portion	14,570	12,697
Other	5,539	5,192
Total liabilities	24,503	21,971
Equity:
Waste Management, Inc. stockholders’ equity	6,849	7,124
Noncontrolling interests	15	2
Total equity	6,864	7,126
Total liabilities and equity	$31,367	$29,097

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$2,240	$1,817
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,038	1,999
Loss on early extinguishment of debt, net	—	220
Other	403	176
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(145)	126
Net cash provided by operating activities	4,536	4,338
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(377)	(75)
Capital expenditures	(2,587)	(1,904)
Proceeds from divestitures of businesses and other assets, net of cash divested	27	96
Other, net	(126)	(11)
Net cash used in investing activities	(3,063)	(1,894)
Cash flows from financing activities:
New borrowings	8,688	7,948
Debt repayments	(7,328)	(8,404)
Premiums and other paid on early extinguishment of debt	—	(211)
Common stock repurchase program	(1,500)	(1,350)
Cash dividends	(1,077)	(970)
Exercise of common stock options	44	66
Tax payments associated with equity-based compensation transactions	(39)	(28)
Other, net	(4)	49
Net cash used in financing activities	(1,216)	(2,900)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(6)	2
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	251	(454)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	194	648
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$445	$194

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Commercial	$1,416	$1,237	$5,450	$4,760
Industrial	937	827	3,681	3,210
Residential	856	801	3,339	3,172
Other collection	178	142	699	533
Total collection	3,387	3,007	13,169	11,675
Landfill	1,158	1,063	4,600	4,153
Transfer	541	525	2,143	2,072
Recycling	360	478	1,701	1,681
Other	620	571	2,405	2,112
Intercompany (a)	(1,131)	(966)	(4,320)	(3,762)
Total	$4,935	$4,678	$19,698	$17,931

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended December 31, 2022 vs. 2021				Period-to-Period Change for the Year Ended December 31, 2022 vs. 2021
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$303	7.7%			$1,025	6.7%
Recycling (d)	(139)	(29.7)			19	1.2
Fuel surcharges and other (e)	99	38.2			474	51.7
Total average yield (f)			$263	5.6%			$1,518	8.5%
Volume (e)			(31)	(0.7)			233	1.3
Internal revenue growth			232	4.9			1,751	9.8
Acquisitions			42	0.9			62	0.4
Divestitures			(2)	0.0			(15)	(0.1)
Foreign currency translation			(15)	(0.3)			(31)	(0.2)
Total			$257	5.5%			$1,767	9.9%

	Period-to-Period Change for the Three Months Ended December 31, 2022 vs. 2021		Period-to-Period Change for the Year Ended December 31, 2022 vs. 2021
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume(g)	Yield	Volume(g)
Commercial	10.7%	(1.2)%	9.2%	0.9%
Industrial	11.2	(2.3)	10.2	0.1
Residential	7.7	(4.7)	6.1	(3.6)
Total collection	9.6	(1.7)	8.2	0.1
MSW	6.4	(2.3)	6.2	0.8
Transfer	5.1	(3.5)	4.5	(1.8)
Total collection and disposal	7.7%	(0.3)%	6.7%	1.8%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes combined impact of commodity price variability and changes in fees.

(e)	Includes changes in our revenue attributable to our WM Renewable Energy business.

(f)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,049	$991	$4,536	$4,338
Capital expenditures, excluding sustainability growth investments	(623)	(571)	(2,026)	(1,665)
Proceeds from divestitures of businesses and other assets, net of cash divested	9	26	27	96
Free cash flow without sustainability growth investments	435	446	2,537	2,769
Capital expenditures - sustainability growth investments	(239)	(203)	(561)	(239)
Free cash flow	$196	$243	$1,976	$2,530

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Supplemental Data

Internalization of waste, based on disposal costs	68.2%	68.5%	68.5%	68.5%

Landfill depletable tons (in millions)	30.8	31.6	124.7	123.9

Acquisition Summary(b)

Gross annualized revenue acquired(c)	$123	$22	$258	$30

Total consideration, net of cash acquired(c)	291	83	507	94

Cash paid for acquisitions consummated during the period, net of cash acquired(c)	170	64	372	73

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired(c)	170	65	377	76

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Landfill depletion expense:
Cost basis of landfill assets	$141	$142	$576	$555
Asset retirement costs	75	48	178	176
Total landfill depletion expense(d)	216	190	754	731
Accretion expense	28	29	112	111
Landfill depletion and accretion expense	$244	$219	$866	$842

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	Acquisitions consummated and funded during the fourth quarter of 2021 includes a business that was immediately contributed to a joint venture. The Company does not consolidate the joint venture and, accordingly, the venture's revenues are not included in the measure of revenue acquired.

(d)	For both the fourth quarter of 2022 and the year ended December 31, 2022, the increase in landfill depletion was primarily driven by changes in landfill cost estimates at our landfills.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31, 2022
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$765	$643	$143		$499	$1.21
Adjustments:
Enterprise resource planning system implementation-related costs	4	4	1		3
(Gain) loss from divestitures and asset impairments(c)	45	45	10		35
As adjusted amounts	49	49	11		38	0.09
As adjusted amounts	$814	$692	$154	(b)	$537	$1.30
Depreciation, depletion and amortization	545
As adjusted operating EBITDA	$1,359

	Three Months Ended December 31, 2021
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$718	$642	$136	$506	$1.20
Adjustments:
Advanced Disposal integration-related costs	8	8	2	6
Enterprise resource planning system implementation-related costs	6	6	1	5
Other, net(d)	7	(4)	(15)	11
	21	10	(12)	22	0.06
As adjusted amounts	$739	$652	$124 (b)	$528	$1.26
Depreciation, depletion and amortization	510
As adjusted operating EBITDA	$1,249

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The fourth quarter 2022 and 2021 adjusted effective tax rates were 22.3% and 19.1%, respectively.

(c)	Includes asset impairment charges primarily related to management’s decision to close two landfills in our East Tier segment offset by a gain from the divestiture of a solid waste business in our West Tier segment.

(d)	Includes (i) a charge to establish an uncertain tax position related to a captive insurance matter and (ii) a charge recorded to increase our reserve for certain legacy loss contingencies, both of which were partially offset by a gain on the sale of an equity-method investment.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Year Ended December 31, 2022
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$3,365	$2,918	$678		$2,238	$5.39
Adjustments:
Enterprise resource planning system implementation-related costs	40	40	11		29
Advanced Disposal integration-related costs	8	8	2		6
(Gain) loss from divestitures, asset impairments and other, net(c)	61	61	13		48
	109	109	26		83	0.20
As adjusted amounts	$3,474	$3,027	$704	(b)	$2,321	$5.59
Depreciation, depletion and amortization	2,038
As adjusted operating EBITDA	$5,512

	Year Ended December 31, 2021
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$2,965	$2,349	$532		$1,816	$4.29
Adjustments:
Loss and other costs associated with extinguishment of debt(d)	—	226	56		170
Advanced Disposal integration-related costs	47	47	11		36
Enterprise resource planning system implementation-related costs	30	30	7		23
(Gain) loss from divestitures, asset impairments and other, net(e)	(9)	(20)	(21)		1
	68	283	53		230	0.55
As adjusted amounts	$3,033	$2,632	$585	(b)	$2,046	$4.84
Depreciation, depletion and amortization	1,999
As adjusted operating EBITDA	$5,032

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The full year 2022 and 2021 adjusted effective tax rates were 23.2% and 22.2%, respectively.

(c)	Includes asset impairment charges primarily related to management’s decision to close two landfills in our East Tier segment and a charge to increase the recorded liability for a subsidiary’s estimated potential share of a proposed environmental remediation plan at a closed site partially offset by a gain from the divestiture of a solid waste business in our West Tier segment.

(d)	Includes charges of $220 million reflected in the “loss on early extinguishment of debt” financial caption and $6 million reflected in the “interest expense, net” financial caption related to the retirement of $1.3 billion of certain high-coupon senior notes through a cash tender offer in May 2021.

(e)	Includes a pre-tax gain from cumulative translation adjustments on the divestiture of certain foreign operation and gains on sale of a business and an equity-method investment partially offset by (i) reserve increases for certain legacy loss contingencies; (ii) a charge to establish an uncertain tax position related to a captive insurance matter; (iii) a change from our initial expectations of the tax effects of the Advanced Disposal acquisition and related divestitures and (iv) asset impairments in our WM Renewable Energy business.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2022		December 31, 2021
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$4,935		$4,678

SG&A expenses, as reported	$487	9.9%	$492	10.5%
Adjustments:
Enterprise resource planning system implementation-related costs	(4)		(6)
Advanced Disposal acquisition and integration-related costs	—		(5)
As adjusted SG&A expenses	$483	9.8%	$481	10.3%

	Year Ended
	December 31, 2022		December 31, 2021
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$19,698		$17,931

SG&A expenses, as reported	$1,938	9.8%	$1,864	10.4%
Adjustments:
Enterprise resource planning system implementation-related costs	(40)		(30)
Advanced Disposal acquisition and integration-related costs	(4)		(32)
As adjusted SG&A expenses	$1,894	9.6%	$1,802	10.0%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2022		December 31, 2021
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$4,935		$4,678

Operating expenses, as reported	$3,093	62.7%	$2,955	63.2%
Adjustments:
Advanced Disposal integration-related costs	—		(2)
Legacy loss contingency reserve adjustment	—		(5)
As adjusted operating expenses	$3,093	62.7%	2,948	63.0%

	Year Ended
	December 31, 2022		December 31, 2021
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$19,698		$17,931

Operating expenses, as reported	$12,294	62.4%	$11,111	62.0%
Adjustments:
Advanced Disposal integration-related costs	(4)		(8)
Legacy loss contingency reserve adjustment and other, net	1		(6)
As adjusted operating expenses	$12,291	62.4%	$11,097	61.9%

2023 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$4,600	$4,725
Capital expenditures, excluding sustainability growth investments	(2,000)	(2,100)
Proceeds from divestitures of businesses and other assets, net of cash divested	—	75
Free cash flow without sustainability and growth investments	$2,600	$2,700
Capital expenditures - sustainability growth investments	(1,100)	(1,100)
Free cash flow	$1,500	$1,600

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2023. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	December 31, 2022		December 31, 2021
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$154	0.9%	$250	1.5%
Accretion expense	$28	0.6%	$29	0.7%

	Year Ended
	December 31, 2022		December 31, 2021
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$815	1.2%	$815	1.3%
Accretion expense	$112	0.6%	$111	0.6%